Exhibit 99.1

Argo Group Reports Second Quarter 2022 Results

Well-Positioned for Continued Profitable Growth
•
Reduced Volatility: Total catastrophe losses were $2.5 million in the second quarter 2022; reflecting our strategy to reduce catastrophe exposure despite continued industry catastrophe losses this quarter.

•
Achieved Further Strategic Growth: While net earned premiums decreased 3.4% from the prior year second quarter due to exited businesses, net earned premiums from ongoing business[1] grew approximately 12.0%, primarily attributable to business lines where we retain more of the risk on a net basis.

•	Delivered Expense Reductions: Expense ratio of 35.4% for the second quarter 2022 improved 2.3 percentage points from a year ago, driven by reduced general and administrative expenses.
•	U.S. Operations Loss Portfolio Transfer (“LPT”): Agreement on LPT transaction covering a majority of Argo’s U.S. casualty insurance reserves, including construction, for accident years 2011 to 2019.

Hamilton, Bermuda - August 8, 2022 - Argo Group International Holdings, Ltd. (NYSE: ARGO) ("Argo" or the "company") today announced financial results for the three and six months ended June 30, 2022.

($ in millions, except per share data)	Three Months Ended June 30,		Q/Q	Six Months Ended June 30,		Y/Y
	2022	2021	Change	2022	2021	Change

Net income (loss) attributable to common shareholders	$(18.9)	$67.1	NM	$(22.5)	$94.3	NM
Per diluted common share	$(0.54)	$1.92	NM	$(0.64)	$2.70	NM

Operating earnings	$31.0	$56.1	-44.7%	$74.4	$71.6	3.9%
Per diluted common share	$0.89	$1.60	-44.4%	$2.13	$2.05	3.9%

Annualized return on average common shareholders' equity	(5.4)%	15.6%	-21.0 pts	(3.1)%	10.9%	-14.0 pts

Annualized operating return on average common shareholders' equity	8.9%	13.1%	-4.2 pts	10.2%	8.3%	1.9 pts

"The company’s second quarter results reflect our focused approach to profitable growth as we successfully target the most attractive business lines,” said Argo Executive Chairman and Chief Executive Officer, Thomas A. Bradley. “We are pleased with the success in executing on our strategic priorities, particularly, managing expenses and reducing volatility. Ongoing cost reduction efforts significantly lowered the expense ratio from the prior year second quarter and our commitment to reducing volatility in the underwriting results has driven improvement in year-over-year catastrophe losses for five consecutive quarters."

1 Ongoing business excludes the following businesses the company is exiting, plan to exit, or have sold, including sales of Ariel Re, which was sold in November 2020, Contract Binding P&C in October 2021, U.S. Specialty Property exited in December 2021, Argo Seguros Brasil in February 2022, ArgoGlobal Holdings (Malta) in June 2022, and businesses in in Italy, London Property D&F and North American Binders business in Syndicate 1200, and the U.S. grocery business.

"Through six months, operating earnings increased four percent from a year ago, primarily due to significantly higher underwriting income. We are also encouraged by increasing interest income from our fixed income portfolio. The meaningful increase in underwriting income more than offset the lower contribution from alternative investment income. Looking ahead, we believe the company continues to be well-positioned to deliver profitable growth."

Consolidated  Highlights

($ in millions)	Three Months Ended June 30,		Q/Q	Six Months Ended June 30,		Y/Y
	2022	2021	Change	2022	2021	Change

Gross written premiums	$732.1	$815.3	-10.2%	$1,452.7	$1,571.8	-7.6%
Net written premiums	469.1	493.3	-4.9%	909.6	914.6	-0.5%

Earned premiums	$454.3	$470.3	-3.4%	$934.9	$936.4	-0.2%
Loss and loss adjustment expenses	276.0	271.6	1.6%	559.6	579.2	-3.4%
Acquisition expenses	77.8	81.7	-4.8%	160.4	160.9	-0.3%
General and administrative expenses	83.2	95.6	-13.0%	173.5	192.8	-10.0%
Underwriting income	$17.3	$21.4	-19.2%	$41.4	$3.5	NM

Net investment income	$29.3	$52.7	-44.4%	$67.0	$97.1	-31.0%

Loss ratio	60.8%	57.7%	3.1 pts	59.9%	61.9%	-2.0 pts
Acquisition expense ratio	17.1%	17.4%	-0.3 pts	17.2%	17.2%	0.0 pts
General and administrative expense ratio	18.3%	20.3%	-2.0 pts	18.5%	20.6%	-2.1 pts
Expense ratio	35.4%	37.7%	-2.3 pts	35.7%	37.8%	-2.1 pts
Combined ratio	96.2%	95.4%	0.8 pts	95.6%	99.7%	-4.1 pts
CAY ex-CAT loss ratio	56.6%	55.6%	1.0 pts	56.6%	55.6%	1.0 pts

Second Quarter 2022 Results - Consolidated
(All comparisons vs. second quarter 2021, unless noted otherwise)

Premiums

Gross written premiums of $732.1 million decreased 10.2%, or $83.2 million, primarily due to the businesses the company has exited.

•	Gross written premiums grew approximately 3.5% within the company’s ongoing business, while earned premiums from ongoing business increased approximately 12.0%.
The retention ratio, calculated as net written premiums divided by gross written premiums, increased 3.6 percentage points to 64.1%. The increase in the retention ratio primarily reflects business mix shifts towards ongoing business lines where we retain more of the risk on a net basis.

Underwriting

The combined ratio of 96.2% increased 0.8 percentage points, driven by a higher loss ratio, partially offset by an improved expense ratio.

The loss ratio of 60.8% increased 3.1 percentage points, compared to 57.7% for the prior year second quarter.

•	The current accident year, excluding catastrophes ("CAY ex-CAT") loss ratio of 56.6% increased 1.0 percentage point.
•
Total catastrophe losses were $2.5 million or 0.6 percentage points on the loss ratio. In comparison, catastrophe losses in the prior year second quarter were $11.1 million or 2.4 percentage points on the loss ratio.

•
Net adverse prior year reserve development was $16.3 million, or 3.6 percentage points on the loss ratio. The prior year second quarter had net favorable prior year reserve development of $1.2 million, which lowered the loss ratio by 0.3 percentage points.

The CAY ex-CAT combined ratio of 92.0% improved 1.3 percentage points from 93.3%.

Expenses

The expense ratio of 35.4% improved 2.3 percentage points. This reduction was primarily driven by an improvement of 2.0 percentage points in the general and administrative ratio.
•	The lower general and administrative ratio reflects continued execution of our expense reduction initiatives, primarily driven by a $12.4 million decrease in general and administrative expenses.
Investment Income

Net investment income of $29.3 million decreased by $23.4 million. While investment income from the fixed income portfolio increased $2.4 million driven by higher reinvestment rates, the reduction in investment income was attributable to $25.8 million in lower alternative investment income in the second quarter 2022, compared to strong alternative investment income results in the prior year second quarter.

Earnings

Net loss attributable to common shareholders was $18.9 million, or $0.54 per diluted share, for the second quarter 2022, compared to net income attributable to common shareholders of $67.1 million, or $1.92 per diluted share for the second quarter 2021. Annualized return on average common shareholders' equity was (5.4%), compared to 15.6% in the prior year second quarter.
•
The net loss attributable to common shareholders in the second quarter 2022 included pre-tax net realized investment and other losses of $40.4 million, of which $21.3 million was attributable to a loss on the sale of the company's Malta operations, ArgoGlobal Holdings. In comparison, net income attributable to common shareholders in the prior year second quarter included $24.7 million of pre-tax net realized investment and other gains.

•
The net loss attributable to common shareholders in the second quarter 2022 also included $15.6 million of non-operating expenses, which were mainly attributable to non-operating advisory fees and severance expenses. In comparison, the prior year second quarter reported $10.8 million in non-operating expenses.

•
The effective tax rate, calculated as the income tax provision divided by income before income taxes, was (295.1%), compared to 11.3% in the prior year second quarter. The effective tax rate in the second quarter 2022 was impacted by the sale of the company's Malta operations, in which the realized loss on the sale of the business was not subject to corporate tax.

Operating income was $31.0 million or $0.89 per diluted share, compared to $56.1 million or $1.60 per diluted share. Annualized operating return on average common shareholders' equity was 8.9%, compared to 13.1% in the prior year second quarter.

Shareholders' Equity

Book value per common share was $37.65 as of June 30, 2022, compared to $41.97 on March 31, 2022. The decrease in book value per common share is largely attributable to the movement in AOCI in the quarter.
•
Accumulated other comprehensive income ("AOCI")  was ($256.0) million as of June 30, 2022, compared to ($134.9) million on March 31, 2022. The change in AOCI was driven by the movement in unrealized investment losses in the second quarter of $121.1 million, or $3.46 per common share.

Book value per common share, excluding AOCI, was $44.97 as of June 30, 2022, a decrease of 1.9% from $45.84 at March 31, 2022.

U.S. Operations Highlights

($ in millions)	Three Months Ended June 30,		Q/Q	Six Months Ended June 30,		Y/Y
	2022	2021	Change	2022	2021	Change

Gross written premiums	$501.1	$513.0	-2.3%	$976.3	$1,002.4	-2.6%
Net written premiums	331.9	317.2	4.6%	644.8	610.2	5.7%

Earned premiums	$332.8	$314.5	5.8%	$669.2	$628.9	6.4%
Loss and loss adjustment expenses	202.5	183.6	10.3%	408.7	379.2	7.8%
Acquisition expenses	51.4	50.3	2.2%	108.9	100.6	8.3%
General and administrative expenses	50.7	55.7	-9.0%	100.9	112.9	-10.6%
Underwriting income	$28.2	$24.9	13.3%	$50.7	$36.2	40.1%

Loss ratio	60.8%	58.3%	2.5 pts	61.1%	60.3%	0.8 pts
Acquisition expense ratio	15.4%	16.0%	-0.6 pts	16.3%	16.0%	0.3 pts
General and administrative expense ratio	15.3%	17.7%	-2.4 pts	15.0%	17.9%	-2.9 pts
Expense ratio	30.7%	33.7%	-3.0 pts	31.3%	33.9%	-2.6 pts
Combined ratio	91.5%	92.0%	-0.5 pts	92.4%	94.2%	-1.8 pts
CAY ex-CAT loss ratio	58.5%	57.9%	0.6 pts	58.7%	56.8%	1.9 pts

Second Quarter 2022 Results - U.S. Operations
(All comparisons vs. second quarter 2021, unless noted otherwise)

Premiums

U.S. Operations gross written premiums of $501.1 million decreased 2.3%, or $11.9 million, primarily due to the businesses the company has exited.

•	Rates on average were up in the mid-single digits in the second quarter 2022.
•	Gross written premiums grew approximately 5.1% within the U.S. ongoing business[2], while earned premiums in the U.S. ongoing business increased approximately 14.5%.
The retention ratio, calculated as net written premiums divided by gross written premiums, increased 4.4 percentage points to 66.2%. The higher retention ratio primarily reflects business mix shifts towards ongoing business lines where we retain more of the risk on a net basis.

Underwriting

The loss ratio of 60.8% increased 2.5 percentage points, compared to the prior year second quarter

•
The CAY ex-CAT loss ratio of 58.5% was marginally higher, compared to the second quarter 2021. This variance was primarily driven by the prior year second quarter benefiting from reduced loss frequency associated with the COVID-19 pandemic.

2 U.S. ongoing business excludes the following businesses the company has sold, including sales of Contract Binding P&C in October 2021 and U.S. Specialty Property in December 2021, and the exit of our grocery and restaurant business.

•	The CAY ex-CAT loss ratio in the second quarter 2022 is in line with the CAY ex-CAT loss ratio for the first quarter 2022 and full year 2021.
•	Catastrophe losses were $1.0 million, or 0.3 percentage points on the loss ratio, compared to $2.0 million or 0.6 percentage points on the loss ratio in the prior year second quarter.
•
Net adverse prior year reserve development was $6.7 million or 2.0 percentage points on the loss ratio. In comparison, the prior year second quarter had $0.5 million of favorable development, which lowered the loss ratio by 0.2 percentage points. The adverse development in the second quarter 2022 was primarily attributable to losses from businesses we have exited.

Expenses

The expense ratio was 30.7%, an improvement of 3.0 percentage points. This reduction was driven by improvements in both the general and administrative expense ratio and acquisition expense ratio.

•
The 2.4 percentage point reduction in the general and administrative expense ratio was driven by a $5.0 million decrease in general and administrative expenses combined with increased net earned premiums in the second quarter 2022.

Strategic Actions

The company entered into a LPT agreement with a wholly owned subsidiary of Enstar Group Limited (“Enstar”) covering a majority of the company’s U.S. casualty insurance reserves, including construction, for accident years 2011 to 2019.

•	Enstar’s subsidiary will provide ground up cover of $746 million of reserves, and an additional $275 million of cover in excess of $821 million, up to a policy limit of $1,096 million.

•	The company will retain a loss corridor of $75 million up to $821 million.

•	We anticipate recognizing an after-tax charge of approximately $100 million in connection with the transaction in the third quarter of 2022.

•	The closing of the transaction is subject to regulatory approval and other customary closing conditions.

•	An estimate of the financial effect to the financial statements as a whole cannot be made given the timing of the transaction.

International Operations Highlights

($ in millions)	Three Months Ended June 30,		Q/Q	Six Months Ended June 30,		Y/Y
	2022	2021	Change	2022	2021	Change

Gross written premiums	$230.8	$302.1	-23.6%	$476.2	$569.0	-16.3%
Net written premiums	137.0	175.9	-22.1%	264.6	304.0	-13.0%

Earned premiums	$121.3	$155.7	-22.1%	$265.5	$307.2	-13.6%
Loss and loss adjustment expenses	72.1	86.8	-16.9%	148.1	197.4	-25.0%
Acquisition expenses	25.6	31.3	-18.2%	50.7	60.3	-15.9%
General and administrative expenses	27.8	30.1	-7.6%	57.6	63.8	-9.7%
Underwriting income (loss)	$(4.2)	$7.5	NM	$9.1	$(14.3)	NM

Loss ratio	59.4%	55.7%	3.7 pts	55.8%	64.3%	-8.5 pts
Acquisition expense ratio	21.1%	20.1%	1.0 pts	19.1%	19.6%	-0.5 pts
General and administrative expense ratio	23.0%	19.3%	3.7 pts	21.7%	20.8%	0.9 pts
Expense Ratio	44.1%	39.4%	4.7 pts	40.8%	40.4%	0.4 pts
Combined ratio	103.5%	95.1%	8.4 pts	96.6%	104.7%	-8.1 pts
CAY ex-CAT loss ratio	51.4%	51.0%	0.4 pts	51.5%	53.3%	-1.8 pts

Second Quarter 2022 Results - International Operations
(All comparisons vs. second quarter 2021, unless noted otherwise)

Premiums

Gross written premiums of $230.8 decreased 23.6%, or $71.3 million, primarily due to the businesses the company has exited.

•	Rates on average were up in the high-single digits in the second quarter 2022.
•
While gross written premiums in the International ongoing business[3] were broadly in line with the prior year second quarter, earned premiums in the International ongoing business increased approximately 5.3% primarily due to higher premium retention in Syndicate 1200.

Underwriting

The loss ratio of 59.4% increased 3.7 percentage points, compared to 55.7% in the prior year second quarter.

•	The CAY ex-CAT loss ratio was 51.4% and generally in line with the second quarter 2021.

3 International ongoing business excludes the following businesses the company is exiting, plan to exit or has exited, including sales of Ariel Re in November 2020, Argo Seguros Brasil in February 2022, and ArgoGlobal Holdings (Malta) in June 2022,  the planned exit of businesses in Italy, and London Property D&F and North American Binders business in Syndicate 1200.

•
Catastrophe losses were $1.5 million, or 1.2 percentage points on the loss ratio, compared to $9.1 million, or 5.9 percentage points on the loss ratio in the prior year second quarter. Catastrophe losses in the second quarter 2021 included $4.6 million of losses related to the COVID-19 pandemic

•
Net adverse prior year reserve development was $8.2 million or 6.8 percentage points on the loss ratio.  In comparison, the prior year second quarter had $1.9 million of favorable development, which lowered the loss ratio by 1.2 percentage points. The adverse development in the second quarter 2022 was attributable to our Bermuda operation where a reassessment of potential losses associated with large claims in the professional lines business was partially offset by favorable development in Syndicate 1200.

Expenses

The expense ratio was 44.1%, an increase of 4.7 percentage points. While total expenses decreased by $8.0 million in the second quarter, the increase in the expense ratio is attributable to the reduction in net earned premiums.

CONFERENCE CALL
Argo management will conduct an investor conference call starting at 10 a.m. EDT on Tuesday, August 9, 2022. Participants in the U.S. can access the call by dialing (844) 200-6205 (access code 995303). Callers dialing from outside the U.S. can access the call by dialing (929) 526-1599 (access code 995303). Please ask the operator for the Argo earnings call. A live webcast of the conference call can be accessed at https://events.q4inc.com/attendee/108878366.

A webcast replay will be available shortly after the live conference call and can be accessed at https://events.q4inc.com/attendee/108878366. A telephone replay of the conference call will be available through August 16, 2022, to callers in the U.S. by dialing (866) 813-9403 (access code 004931) and to callers outside the U.S. by dialing +44-204-525-0658 (access code 004931).

ABOUT ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
Argo Group International Holdings, Ltd. (NYSE: ARGO) is an underwriter of specialty insurance products in the property and casualty market. Argo offers a full line of products and services designed to meet the unique coverage and claims-handling needs of businesses in two primary segments: U.S. Operations and International Operations. Argo and its insurance subsidiaries are rated ‛A-’ by Standard and Poor’s. Argo’s insurance subsidiaries are rated ‛A-’ by A.M. Best. More information on Argo and its subsidiaries is available at www.argogroup.com.

FORWARD-LOOKING STATEMENTS
This press release and related oral statements may include forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as "expect," "intend," "plan," "believe," “do not believe,” “aim,” "project," "anticipate," “seek,” "will," “likely,” “assume,” “estimate,” "may," “continue,” “guidance,” “growth,” “objective,” “remain optimistic,” “improve,” “progress,” "path toward," "looking forward," “outlook,” “trends,” “future,” “could,” “would,” “should,” “target,” “on track” and similar expressions of a future or forward-looking nature.

Such statements are subject to certain risks and uncertainties that could cause actual events or results to not occur or differ materially. For a more detailed discussion of such risks and uncertainties, see Item 1A, “Risk Factors” in Argo’s Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2021 and in other filings with the Securities and Exchange Commission (the “SEC”). The inclusion of a forward-looking statement herein should not be regarded as a representation by Argo that its objectives will be achieved. Any forward-looking statements speak only as of the date of this press release. Argo undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You should not place undue reliance on any such statements.

NON-GAAP FINANCIAL MEASURES
In presenting the company's results, management has included and discussed in this press release certain non-generally accepted accounting principles ("non-GAAP") financial measures within the meaning of Regulation G as promulgated by the SEC. Management believes that these non-GAAP financial measures, which may be defined differently by other companies, better explain the company's results of operations in a manner that allows for a more complete understanding of the underlying trends in the company's business. However, these measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles ("U.S. GAAP").

“CAY ex-CAT combined ratio” and the “CAY ex-CAT loss ratio" are internal measures used by the management of the company to evaluate the performance of its underwriting activity and represents the net amount of underwriting income excluding catastrophe related charges and the impact of changes to prior year loss reserves. Although this measure does not replace the GAAP combined ratio, it provides management with a view of the quality of earnings generated by underwriting activity for the current accident year.

“Operating income (loss)" is an internal performance measure used in the management of the company's operations and represents operating results after-tax (at an assumed effective tax rate of 19%) and preferred share dividends excluding, as applicable, net realized investment and other gains or losses, net foreign exchange gain or loss, non- operating expenses, and other similar non-recurring items. The company excludes net realized investment and other gains or losses, net foreign exchange gain or loss, non-operating expenses, and other similar non-recurring items from the calculation of operating income because these amounts are influenced by and fluctuate in part, by market conditions that are outside of management’s control. In addition to presenting net income determined in accordance with U.S. GAAP, the company believes that showing operating income enables investors, analysts, rating agencies and other users of the company's financial information to more easily analyze our results of operations and underlying business performance.

"Annualized operating return on average common shareholders' equity" is calculated using operating income (loss) (as defined above and annualized in the manner described for net income (loss) attributable to common shareholders ("ROACE")) and average common shareholders' equity. In calculating ROACE, the net income attributable to common shareholders for the period is multiplied by the number of periods in a calendar year to arrive at annualized net income available to common shareholders. In addition to presenting ROACE determined in accordance with U.S. GAAP, the company believes that showing annualized operating return on average common shareholders' equity enables investors, analysts, rating agencies and other users of the company's financial information to more easily analyze our results of operations and underlying business performance.

"Operating income (loss) per common share (diluted)" is calculated using operating income (as defined above) and the weighted average common shares (diluted) for the current period. In addition to presenting net income (loss) per common share (diluted) in accordance with U.S. GAAP, the company believes that showing the operating income (loss) per common share (diluted) enables investors, analysts, rating agencies and other users of the company's financial information to more easily analyze our results of operations and underlying business performance.

“Underwriting income (loss)” is an internal performance measure used in the management of the company’s operations and represents net amount earned from underwriting activities (net premium earned less underwriting expenses and claims incurred). Underwriting income is a financial measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information. Although this measure of profit (loss) does not replace net income (loss) computed in accordance with U.S. GAAP as a measure of profitability, management uses this measure of profit (loss) to focus our reporting segments on generating underwriting income.

"Book value per common share excluding AOCI" is total common shareholders’ equity excluding AOCI, net of tax, included in shareholders’ equity, divided by the number of common shares outstanding. In the opinion of the company’s management, book value per common share excluding AOCI is useful in an analysis of a property casualty company’s book value per share as it removes the effect of changing prices on invested assets (i.e., net unrealized investment gains (losses), net of tax), which do not have an equivalent impact on unpaid claims and claim adjustment expense reserves.

"Tangible book value per common share" is book value per share excluding the after-tax value of goodwill and other intangible assets divided by the number of common shares outstanding. In the opinion of the company’s management, tangible book value per common share is useful in an analysis of a property casualty company’s book value on a nominal basis as it removes certain effects of purchase accounting (i.e., goodwill and other intangible assets).

"Tangible book value per common share excluding AOCI" is book value per share excluding the after-tax value of goodwill and other intangible assets and AOCI, net of tax. In the opinion of the company's management, tangible book value per common share excluding AOCI is useful in an analysis of a property casualty company's book value per share as it removes certain aspects of purchase accounting (i.e., goodwill and other intangible assets) and the effect of changing prices on invested assets (i.e., net unrealized investment gains (losses), net of tax).

The “percentage change in book value per common share” includes (by adding) the effects of cash dividends paid per common share to the calculated book value per common share for the current period. This adjusted amount is then compared to the prior period’s book value per common share to determine the period over period change. The company believes that including the dividends paid per common share allows users of its financial statements to more easily identify the impact of the changes in book value per common share from the perspective of investors.

Reconciliations of non-GAAP financial measures to their most directly comparable U.S. GAAP measures are included in the following tables and footnotes.

(financial tables follow)

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)
	June 30,	December 31,
	2022	2021
	(unaudited)
Assets
Total investments	$4,913.7	$5,322.6
Cash	165.1	146.1
Accrued investment income	22.2	20.9
Receivables	3,562.1	3,615.0
Goodwill and intangible assets	164.6	164.6
Deferred acquisition costs, net	174.3	168.0
Ceded unearned premiums	480.5	506.7
Other assets	393.6	373.9
Total assets	$9,876.1	$10,317.8

Liabilities and Shareholders' Equity
Reserves for losses and loss adjustment expenses	$5,595.5	$5,595.0
Unearned premiums	1,384.4	1,466.8
Ceded reinsurance payable, net	525.0	724.4
Senior unsecured fixed rate notes	140.4	140.3
Other indebtedness	54.4	57.0
Junior subordinated debentures	258.4	258.2
Other liabilities	457.3	340.9
Total liabilities	8,415.4	8,582.6

Preferred shares	144.0	144.0
Common shares	46.3	46.2
Additional paid-in capital	1,388.9	1,386.4
Treasury shares	(455.1)	(455.1)
Retained earnings	592.6	636.4
Accumulated other comprehensive income, net of taxes	(256.0)	(22.7)
Total shareholders' equity	1,460.7	1,735.2
Total liabilities and shareholders' equity	$9,876.1	$10,317.8

Book value per common share	$37.65	$45.62
Tangible book value per common share	$32.94	$40.90
Book value per common share excluding AOCI, net of tax	$44.97	$46.27
Tangible book value per common share excluding AOCI, net of tax	$40.26	$41.55

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(in millions, except per share amounts)
(unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Gross written premiums	$732.1	$815.3	$1,452.7	$1,571.8
Net written premiums	469.1	493.3	909.6	914.6

Earned premiums	454.3	470.3	934.9	936.4
Net investment income	29.3	52.7	67.0	97.1
Net investment and other gains (losses):
Net realized investment and other gains (losses)	(36.9)	4.0	(77.0)	2.7
Change in fair value recognized	(3.0)	20.3	3.7	35.8
Change in allowance for credit losses on fixed maturity securities	(0.5)	0.4	(1.6)	(0.7)
Net realized investment and other gains (losses)	(40.4)	24.7	(74.9)	37.8
Total revenue	443.2	547.7	927.0	1,071.3

Losses and loss adjustment expenses	276.0	271.6	559.6	579.2
Acquisition expenses	77.8	81.7	160.4	160.9
General and administrative expenses	83.2	95.6	173.5	192.8
Non-operating expenses	15.6	10.8	23.0	12.7
Interest expense	6.1	5.7	11.9	10.8
Fee and other (income) expense, net	(1.1)	(0.8)	(1.9)	(0.7)
Foreign currency exchange (gains) losses	(10.3)	4.4	(7.4)	5.7
Total expenses	447.3	469.0	919.1	961.4

Income before income taxes	(4.1)	78.7	7.9	109.9
Income tax provision	12.1	8.9	25.1	10.3
Net income (loss)	$(16.2)	$69.8	$(17.2)	$99.6
Dividends on preferred shares	2.7	2.7	5.3	5.3
Net income (loss) attributable to common shareholders	$(18.9)	$67.1	$(22.5)	$94.3

Net income (loss) per common share (basic)	$(0.54)	$1.93	$(0.64)	$2.72
Net income (loss) per common share (diluted)	$(0.54)	$1.92	$(0.64)	$2.70

Weighted average common shares:
Basic	35.0	34.8	34.9	34.8
Diluted	35.0	35.0	34.9	35.0

Loss ratio	60.8%	57.7%	59.9%	61.9%
Acquisition expense ratio	17.1%	17.4%	17.2%	17.2%
General and administrative expense ratio	18.3%	20.3%	18.5%	20.6%
Expense ratio	35.4%	37.7%	35.7%	37.8%
GAAP combined ratio	96.2%	95.4%	95.6%	99.7%
CAY ex-CAT combined ratio	92.0%	93.3%	92.3%	93.4%

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SEGMENT DATA
(in millions)
(unaudited)

	Three Months Ended		Six months ended
	June 30,		June 30,
	2022	2021	2022	2021
U.S. Operations
Gross written premiums	$501.1	$513.0	$976.3	$1,002.4
Net written premiums	331.9	317.2	644.8	610.2
Earned premiums	332.8	314.5	669.2	628.9

Underwriting income	28.2	24.9	50.7	36.2
Net investment income	20.0	33.7	45.6	62.5
Interest expense	(4.2)	(3.5)	(8.1)	(7.1)
Fee (expense), net	(0.1)	(0.6)	(0.1)	(0.5)
Operating income before taxes	$43.9	$54.5	$88.1	$91.1

Loss ratio	60.8%	58.3%	61.1%	60.3%
Acquisition expense ratio	15.4%	16.0%	16.3%	16.0%
General and administrative expense ratio	15.3%	17.7%	15.0%	17.9%
Expense Ratio	30.7%	33.7%	31.3%	33.9%
GAAP combined ratio	91.5%	92.0%	92.4%	94.2%
CAY ex-CAT combined ratio	89.2%	91.6%	90.0%	90.7%

International Operations
Gross written premiums	$230.8	$302.1	$476.2	$569.0
Net written premiums	137.0	175.9	264.6	304.0
Earned premiums	121.3	155.7	265.5	307.2

Underwriting income (loss)	(4.2)	7.5	9.1	(14.3)
Net investment income	8.7	13.9	20.1	25.9
Interest expense	(1.9)	(1.5)	(3.6)	(2.9)
Fee income, net	1.2	0.9	2.0	0.5
Operating income before taxes	$3.8	$20.8	$27.6	$9.2

Loss ratio	59.4%	55.7%	55.8%	64.3%
Acquisition expense ratio	21.1%	20.1%	19.1%	19.6%
General and administrative expense ratio	23.0%	19.3%	21.7%	20.8%
Expense Ratio	44.1%	39.4%	40.8%	40.4%
GAAP combined ratio	103.5%	95.1%	96.6%	104.7%
CAY ex-CAT combined ratio	95.5%	90.4%	92.3%	93.7%

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF LOSS RATIOS
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
U.S. Operations
Loss ratio	60.8%	58.3%	61.1%	60.3%
Prior accident year loss reserve development	(2.0)%	0.2%	(1.7)%	0.1%
Catastrophe losses	(0.3)%	(0.6)%	(0.7)%	(3.6)%
CAY ex-CAT loss ratio	58.5%	57.9%	58.7%	56.8%

International Operations
Loss ratio	59.4%	55.7%	55.8%	64.3%
Prior accident year loss reserve development	(6.8)%	1.2%	(2.0)%	0.6%
Catastrophe losses	(1.2)%	(5.9)%	(2.3)%	(11.6)%
CAY ex-CAT loss ratio	51.4%	51.0%	51.5%	53.3%

Consolidated
Loss ratio	60.8%	57.7%	59.9%	61.9%
Prior accident year loss reserve development	(3.6)%	0.3%	(2.1)%	—%
Catastrophe losses	(0.6)%	(2.4)%	(1.2)%	(6.3)%
CAY ex-CAT loss ratio	56.6%	55.6%	56.6%	55.6%

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
NET PRIOR-YEAR RESERVE DEVELOPMENT & CATASTROPHE LOSSES BY SEGMENT
(in millions)
(unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Net Prior-Year Reserve Development
(Favorable)/Unfavorable
U.S. Operations	$6.7	$(0.5)	$11.7	$(0.9)
International Operations	8.2	(1.9)	5.2	(1.9)
Run-off Lines	1.4	1.2	2.8	2.6
Total net prior-year reserve development	$16.3	$(1.2)	$19.7	$(0.2)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Catastrophe & COVID-19 Losses
Catastrophe losses
U.S. Operations	$1.0	$2.0	$5.0	$22.9
International Operations	1.5	4.5	6.2	26.7
Total catastrophe losses	2.5	6.5	11.2	49.6

COVID-19 losses
U.S. Operations	—	—	—	—
International Operations	—	4.6	—	9.0
Total COVID-19 losses	—	4.6	—	9.0

Catastrophe & COVID-19 losses
U.S. Operations	1.0	2.0	5.0	22.9
International Operations	1.5	9.1	6.2	35.7
Total catastrophe & COVID-19 losses	$2.5	$11.1	$11.2	$58.6

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF UNDERWRITING INCOME (LOSS) TO NET INCOME (LOSS)
CONSOLIDATED
(in millions)
(unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Net income (loss)	$(16.2)	$69.8	$(17.2)	$99.6
Add (deduct):
Income tax provision	12.1	8.9	25.1	10.3
Net investment income	(29.3)	(52.7)	(67.0)	(97.1)
Net realized investment and other (gains) losses	40.4	(24.7)	74.9	(37.8)
Interest expense	6.1	5.7	11.9	10.8
Fee and other (income) expense, net	(1.1)	(0.8)	(1.9)	(0.7)
Foreign currency exchange (gains) losses	(10.3)	4.4	(7.4)	5.7
Non-operating expenses	15.6	10.8	23.0	12.7
Underwriting income	$17.3	$21.4	$41.4	$3.5

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF OPERATING INCOME (LOSS) TO NET INCOME (LOSS)
CONSOLIDATED
(in millions, except per share amounts)
(unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Net income (loss), as reported	$(16.2)	$69.8	$(17.2)	$99.6
Income tax provision	12.1	8.9	25.1	10.3
Net income (loss), before taxes	(4.1)	78.7	7.9	109.9
Add (deduct):
Net realized investment and other (gains) losses	40.4	(24.7)	74.9	(37.8)
Foreign currency exchange (gains) losses	(10.3)	4.4	(7.4)	5.7
Non-operating expenses	15.6	10.8	23.0	12.7
Operating income before taxes and preferred share dividends	41.6	69.2	98.4	90.5
Income tax provision, at assumed rate (1)	7.9	10.4	18.7	13.6
Preferred share dividends	2.7	2.7	5.3	5.3
Operating income	$31.0	$56.1	$74.4	$71.6

Operating income per common share (diluted)	$0.89	$1.60	$2.13	$2.05

Weighted average common shares, diluted	35.0	35.0	34.9	35.0

(1) For the purpose of calculating Operating Income, an assumed tax rate of 19% is used for 2022 which represents our expected weighted average statutory tax rate. This compares with an assumed tax rate of 15% used in the calculation of Operating Income after tax in the second quarter 2021.

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF PRE-TAX OPERATING INCOME (LOSS) BY SEGMENT TO NET INCOME (LOSS)
(in millions)
(unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Operating income (loss) before income taxes:
U.S. Operations	$43.9	$54.5	$88.1	$91.1
International Operations	3.8	20.8	27.6	9.2
Run-off Lines	(1.5)	(0.1)	(2.5)	(0.9)
Corporate and Other	(4.6)	(6.0)	(14.8)	(8.9)
Total operating income before income taxes	41.6	69.2	98.4	90.5
Net realized investment and other gains (losses)	(40.4)	24.7	(74.9)	37.8
Foreign currency exchange (losses) gains	10.3	(4.4)	7.4	(5.7)
Non-operating expenses	(15.6)	(10.8)	(23.0)	(12.7)
Income before income taxes	(4.1)	78.7	7.9	109.9
Income tax provision	12.1	8.9	25.1	10.3
Net income (loss)	$(16.2)	$69.8	$(17.2)	$99.6

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
PREMIUMS BY SEGMENT AND LINE OF BUSINESS
(in millions)
(unaudited)
U.S. Operations	Three months ended June 30, 2022			Three months ended June 30, 2021
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$57.5	$39.8	$39.1	$72.8	$33.7	$38.3
Liability	274.5	171.5	171.7	265.0	159.7	165.4
Professional	109.7	76.7	80.0	120.2	81.1	74.7
Specialty	59.4	43.9	42.0	55.0	42.7	36.1
Total	$501.1	$331.9	$332.8	$513.0	$317.2	$314.5

	Six months ended June 30, 2022			Six months ended June 30, 2021
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$101.9	$66.6	$79.6	$129.7	$54.4	$80.8
Liability	545.1	341.5	342.1	531.5	322.3	331.1
Professional	211.0	146.1	164.5	232.2	153.3	146.4
Specialty	118.3	90.6	83.0	109.0	80.2	70.6
Total	$976.3	$644.8	$669.2	$1,002.4	$610.2	$628.9

International Operations	Three months ended June 30, 2022			Three months ended June 30, 2021
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$60.9	$21.6	$18.8	$81.1	$28.6	$33.8
Liability	57.9	37.8	29.1	65.5	38.3	35.5
Professional	54.4	31.2	30.4	53.1	40.2	36.3
Specialty	57.6	46.4	43.0	102.4	68.8	50.1
Total	$230.8	$137.0	$121.3	$302.1	$175.9	$155.7

	Six months ended June 30, 2022			Six months ended June 30, 2021
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$113.0	$31.6	$48.2	$160.5	$48.5	$75.9
Liability	107.3	66.0	64.7	122.8	69.0	65.7
Professional	102.5	59.2	62.2	106.2	67.6	69.5
Specialty	153.4	107.8	90.4	179.5	118.9	96.1
Total	$476.2	$264.6	$265.5	$569.0	$304.0	$307.2

Consolidated	Three months ended June 30, 2022			Three months ended June 30, 2021
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$118.4	$61.4	$57.9	$153.9	$62.3	$72.1
Liability	332.6	209.5	201.0	330.7	198.2	201.0
Professional	164.1	107.9	110.4	173.3	121.3	111.0
Specialty	117.0	90.3	85.0	157.4	111.5	86.2
Total	$732.1	$469.1	$454.3	$815.3	$493.3	$470.3

	Six months ended June 30, 2022			Six months ended June 30, 2021
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$214.9	$98.2	$127.8	$290.2	$102.9	$156.7
Liability	652.6	407.7	407.0	654.7	391.7	397.1
Professional	313.5	205.3	226.7	338.4	220.9	215.9
Specialty	271.7	198.4	173.4	288.5	199.1	166.7
Total	$1,452.7	$909.6	$934.9	$1,571.8	$914.6	$936.4

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
COMPONENTS OF NET INVESTMENT INCOME & NET REALIZED INVESTMENT AND OTHER GAINS (LOSSES)
CONSOLIDATED
(in millions)
(unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Net Investment Income
Net investment income, excluding alternative investments	$25.2	$22.8	$49.3	$46.5
Alternative investments	4.1	29.9	17.7	50.6
Total net investment income	$29.3	$52.7	$67.0	$97.1

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Net Realized Investment and Other Gains (Losses)
Net realized investment (losses) gains	$(11.7)	$15.5	$(23.3)	$14.2
Change in fair value recognized	(3.0)	20.3	3.7	35.8
Change in allowance for credit losses on fixed maturity securities	(0.5)	0.4	(1.6)	(0.7)
(Loss) on sale of Trident assets	—	(11.5)	—	(11.5)
Loss on the sale of business divestitures including the realization of foreign exchange translation losses	(25.2)	—	(53.7)	—
Total net realized investments and other gains (losses)	$(40.4)	$24.7	$(74.9)	$37.8

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
COMPONENTS OF INVESTMENT PORTFOLIO
CONSOLIDATED
(in millions)
(unaudited)
	June 30,	December 31,
	2022	2021
U.S. Governments and government agencies	$488.3	$425.0
States and political subdivisions	171.7	171.3
Foreign governments	193.9	232.8
Corporate – Financial	862.3	986.9
Corporate – Industrial	763.7	850.6
Corporate – Utilities	117.3	145.8
Asset-backed securities	192.0	173.6
Collateralized loan obligations	293.3	336.1
Mortgage-backed securities – Agency	382.1	457.2
Mortgage-backed securities – Commercial	367.1	418.7
Mortgage-backed securities – Residential	17.3	25.3
Total fixed maturities	3,849.0	4,223.3
Common stocks	48.0	55.6
Preferred stocks	0.1	0.7
Total equity securities available for sale	48.1	56.3
Private equity	260.7	248.9
Hedge fund	55.3	58.6
Overseas deposits	73.4	74.9
Commercial Mortgage Loans	157.5	—
Other	4.7	4.8
Total other investments	551.6	387.2
Short term investments and cash equivalents	465.0	655.8
Cash	165.1	146.1
Total cash and invested assets	$5,078.8	$5,468.7

	June 30,	December 31,
	2022	2021
U.S. Governments and government agencies	$870.4	$882.1
AAA	671.9	788.6
AA	356.1	390.9
A	826.1	894.2
BBB	747.1	820.5
BB	131.9	174.2
B	70.1	71.3
Lower than B	16.3	22.5
Not rated	159.1	179.0
Total fixed maturities	$3,849.0	$4,223.3

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF COMMON SHAREHOLDERS' EQUITY TO TANGIBLE SHAREHOLDERS' EQUITY
CONSOLIDATED
(in millions)
(unaudited)

	June 30,	December 31,
	2022	2021
Common shareholders' equity	$1,316.7	$1,591.2
Less: Accumulated other comprehensive income (AOCI), net of taxes	(256.0)	(22.7)
Common shareholders' equity excluding AOCI, net of tax	$1,572.7	$1,613.9

Common shareholders' equity	$1,316.7	$1,591.2
Less: Goodwill and intangible assets	164.6	164.6
Tangible common shareholders' equity	1,152.1	1,426.6
Less: AOCI, net of tax	(256.0)	(22.7)
Tangible common shareholders' equity excluding AOCI, net of tax	$1,408.1	$1,449.3

Common shares outstanding - end of period	34.976	34.877

Book value per common share	$37.65	$45.62
Tangible book value per common share	$32.94	$40.90
Book value per common share excluding AOCI, net of tax	$44.97	$46.27
Tangible book value per common share excluding AOCI, net of tax	$40.26	$41.55

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SHAREHOLDER RETURN ANALYSIS
(in millions, except per share data)
(unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Net income (loss) attributable to common shareholders	$(18.9)	$67.1	$(22.5)	$94.3
Operating income (loss) (1)	31.0	56.1	74.4	71.6

Common Shareholders' Equity - Beginning of period	$1,466.8	$1,677.0	$1,591.2	$1,713.8
Common Shareholders' Equity - End of period	1,316.7	1,753.9	1,316.7	1,753.9
Average Common Shareholders' Equity	$1,391.8	$1,715.5	$1,454.0	$1,733.9

Common shares outstanding - End of period	34.976	34.843	34.976	34.843

Book value per common share	$37.65	$50.34	$37.65	$50.34
Cash dividends paid per common share during 2022	0.31		0.62
Book value per common share, June 30, 2022 - including cash dividends paid	$37.96		$38.27

Book value per common share, prior period (2)	$41.97		$45.62
Change in book value per common share during 2022	(10.3)%		(17.5)%
Change in book value per common share including cash dividends paid, during 2022 (2)	(9.6)%		(16.1)%

Annualized return on average common shareholders' equity	(5.4)%	15.6%	(3.1)%	10.9%
Annualized operating return on average common shareholders' equity	8.9%	13.1%	10.2%	8.3%

(1) For the purpose of calculating Operating Income, an assumed tax rate of 19% is used for 2022 which represents our expected weighted average statutory tax rate. This compares with an assumed tax rate of 15% used in the calculation of Operating Income after tax in the second quarter 2021.

(2) The percentage change in book value per common share is calculated by including cash dividends of $0.31 per common share and $0.62 per common share paid to shareholders during the three and six months ended June 30, 2022, respectively. This adjusted amount (Book value per common share, including dividends) is then compared to the book value per common share as of March 31, 2022 and December 31, 2021, respectively, to determine the change for the three and six ended June 30, 2022.

Contact:

Andrew Hersom	David Snowden

Head of Investor Relations	Senior Vice President, Communications

860.970.5845	210.321.2104

andrew.hersom@argogroupus.com	david.snowden@argogroupus.com

Gregory Charpentier

AVP, Investor Relations and Corporate Finance

978.387.4150

gregory.charpentier@argogroupus.com